QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21

Subsidiary	Jurisdiction of Organization
830 Winter Street LLC	Delaware
PRAECIS Europe Limited	United Kingdom

QuickLinks

  Exhibit 21